Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Phoenix Biotech Acquisition Corp. (“PBAX” and, after the Business Combination (as defined below), “New CERo”) is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination and related transactions. The following unaudited pro forma condensed financial information presents the combination of the financial information of PBAX and CERo Therapeutics, Inc. (“CERo”) adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The historical financial information of PBAX was derived from the audited financial statements of PBAX for the year ended December 31, 2023. The historical financial information of CERo was derived from audited financial statements of CERo the for the year ended December 31, 2023. Such unaudited pro forma financial information has been prepared on a basis consistent with the audited financial statements of PBAX and CERo, respectively, and should be read in conjunction with the audited historical financial statements and related notes. This information should be read together with PBAX’s and CERo’s audited financial statements and related notes, the sections titled “PBAX Management’s Discussion and Analysis of Results of Financial Condition and Results of Operations” and “CERo Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included the Annual Report on Form 10-K and elsewhere in this amendment to the report on Form 8-K.

The unaudited pro forma condensed combined balance sheet as of December 31, 2023, combines the historical balance sheet of PBAX and the historical balance sheet of CERo on a pro forma basis as if the Business Combination and the related transactions contemplated by the Business Combination Agreement, summarized below, had been consummated on December 31, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 combines the historical statement of operations of PBAX and historical statement of operations of CERo on a pro forma basis as if the Business Combination and the transactions contemplated by the Business Combination Agreement, summarized below, had been consummated on January 1, 2023. There were no pro forma adjustments required to eliminate activities between the companies.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination and related transactions actually been completed on the assumed date or for the period presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

On June 6, 2023, PBAX entered into a Business Combination Agreement and Plan of Reorganization (the “Business Combination Agreement”) with PBCE Merger Sub, Inc. (“Merger Sub”) and CERo, pursuant to which Merger Sub merged with and into CERo, with CERo surviving as a wholly-owned subsidiary of the Company (the “Business Combination”). The Business Combination Agreement was amended on February 5, 2024 and again on February 13, 2024. The Business Combination closed on February 14, 2024, at which time the following occurred:

1.	Each outstanding share of CERo’s convertible preferred stock (the “CERo preferred stock”) was converted into the number of shares of PBAX’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), calculated by dividing the liquidation preference by $10.00.

2.	Each outstanding share of CERo’s common stock (the “CERo common stock”) was converted into the number of shares of Class A Common Stock calculated by multiplying each share by the exchange ratio (the “Exchange Ratio”). The Exchange Ratio of 0.064452 was calculated by first subtracting the aggregate liquidation preference of outstanding preferred shares from $50 million, then dividing the result by the number of shares of CERo common stock outstanding and dividing by $10.00 per share.

3.	Each holder of CERo common stock received a pro rata portion of up to 1.2 million earnout shares of Class A common stock, 1,000,000 of which are subject to vesting upon the achievement of certain stock price-based earnout targets and 200,000 of which are subject to vesting upon a change of control, respectively.

4.	Certain holders of CERo common stock received a pro rata portion of 875,000 earnout shares of Class A Common Stock, which became fully vested upon the closing of the Business Combination.

5.	Certain holders of the Company’s common stock received a pro rata portion of up to 1.0 million earnout shares of Class A Common Stock, which are subject to vesting upon the Company’s filing an investigational new drug application with the Food and Drug Administration (“FDA”).

6.	Each outstanding option to purchase CERo’s common stock (“CERo option”) was converted into an option to purchase a number of shares of Class A Common Stock, equal to the shares of CERo common stock underlying the option multiplied by the Exchange Ratio, at an exercise price per share equal to the CERo option exercise price divided by the Exchange Ratio.

7.	Each warrant to purchase CERo’s convertible preferred stock (“CERo warrant”) was converted into a warrant to acquire a number of shares of Class A Common Stock obtained by dividing the warrant as-if-exercised liquidation preference by $10.00, with the exercise price equal to the total CERo warrant exercise amount divided by the number of shares of Common Stock issuable upon exercise.

8.	The CERo convertible notes (the “CERo Bridge Notes”) automatically converted into shares of New CERo’s Series A convertible preferred stock, par value $0.0001 per share (“Series A Preferred Stock”), at a conversion price equal to $750 per share.

New CERo issued, transferred from Phoenix Biotech Sponsor, LLC (the “Sponsor”), or reserved for issuance an aggregate of 8.4 million shares of Class A Common Stock to the holders of CERo common stock and CERo preferred stock or reserved for issuance upon exercise of CERo options or warrants as consideration in the Business Combination. In connection with the Business Combination, PBAX changed its name to “CERo Therapeutics Holdings, Inc.”

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below:

Based on the terms of the earnout shares described above, we have determined that equity treatment is appropriate in accordance with ASC 815-40 and would be accounted for akin to a deemed distribution resulting in a net zero impact to the unaudited pro forma condensed combined statement of operations. We also concluded that there is a very low likelihood of meeting the milestones and determined that any pro forma adjustment would be immaterial to an investor due to the net zero impact within equity.

On June 4, 2023, CERo entered into a bridge financing agreement (the “Bridge Financing”) in anticipation of CERo completing the Business Combination with PBAX pursuant to a definitive Business Combination Agreement. On June 6, 2023, CERo sold the CERo Bridge Notes with an aggregate principal amount of $605,230 to certain eligible participants. The CERo Bridge Notes were automatically converted (principal and accrued interest) upon the Business Combination into an aggregate of 628 shares of Series A Preferred Stock at conversion rate of $1,000 per share, and all of the CERo Bridge Notes were retired.

An additional 1,000,000 shares of restricted New CERo common stock, par value $0.0001 per share (“New CERo Common Stock”) were issued to select CERo stockholders and CERo Bridge Note investors and a corresponding 1,000,000 shares of New CERo Common Stock held by the Sponsor have been restricted. Upon the filing of an investigational new drug (“IND”) application with the FDA, the restrictions upon the shares of New CERo Common Stock issued to such CERo stockholders and CERo Bridge Note investors will be removed, and the shares of New CERo Common Stock held by the Sponsor will be retired. Should New CERo fail to file an IND with the FDA, the shares of New CERo Common Stock issued to such CERo stockholders and CERo Bridge Note investors will be retired and the restrictions on the Sponsor’s New CERo Common Stock will be removed.

Of the 2,000,000 shares of New CERo Common Stock held by Sponsor, 250,000 shares were transferred to a key investor, 875,000 shares were distributed to select CERo stockholders and CERo Bridge Note investors as earnout shares, and 875,000 shares being retained by the Sponsor.

New CERo also issued 1,943,550 new shares of New CERo Common Stock in connection with the Business Combination, consisting of (i) 1,649,500 shares issued to select vendors in lieu of cash payment for services provided related to the Business Combination, (ii) 175,000 shares provided to individuals as compensation and (iii) 119,050 shares issued to Keystone Capital Partners, LLC (“Keystone”) as consideration for its entry into the Keystone ELOC (defined below).

Additionally, in February 2024, New CERo consummated a private placement of 10,039 shares of Series A Preferred Stock, warrants to purchase 612,746 shares of New CERo Common Stock (the “Common Warrants”) and warrants to purchase 2,500 shares of Series A Preferred Stock (the “Preferred Warrants” and, together with the Common Warrants, the “PIPE Warrants”), pursuant to the Amended and Restated Securities Purchase Agreement, dated February 14, 2024, by and among PBAX, CERo and certain accredited investors (the “Initial Investors”) for aggregate cash proceeds to New CERo of approximately $8.1 million, plus additional cash proceeds of $2.0 million on the mandatory exercise of the Preferred Warrants on the registration of the underlying common shares. A portion of such Series A Preferred Stock was issued as consideration for the cancellation of outstanding indebtedness or securities of PBAX or CERo, including a promissory note of PBAX and the CERo Bridge Notes. Such transactions collectively are referred to as the “PIPE Financing.”

In addition, New CERo entered into a side letter with Keystone, pursuant to which New CERo agreed to make a payment of $1.0 million to Keystone, which amount reflects an original issue discount to Keystone, and to reimburse $150,000 of legal expenses incurred thereby. In addition, the Sponsor agreed to transfer an aggregate of 250,000 shares of Class A Common Stock to another investor as consideration for their participation in the PIPE Financing.

On February 14, 2024, as a condition to the closing of the PIPE Financing, New CERo entered into a common stock purchase agreement (the “Common Stock Purchase Agreement”) with Keystone, pursuant to which New CERo may sell and issue, and Keystone is obligated to purchase, up to the lesser of $25 million of New CERo Common Stock or a limit determined by maximum ownership percentages (the “Keystone ELOC”). On February 23, 2024, New CERo entered into a purchase agreement (the “Purchase Agreement”) with Arena, pursuant to which New CERo may sell and issue, and Arena is obligated to purchase, up to $25 million of New CERo Common Stock or a limit determined by maximum ownership percentages (the “Arena ELOC”). Each of the Keystone ELOC and Arena ELOC is in place, but there was no accounting impact on the date of the transaction.

The following summarizes the pro forma ownership of New CERo Common Stock following the Business Combination

	Shares	%
Public shares(1)	82,047	0.6%
Common shares issued to CERo stockholders(2)	8,075,000	54.8%
Non-Sponsor held private shares(3)	2,378,554	23.0%
Shares held by Sponsor	4,171,246	21.6%
Shares outstanding	14,706,847	100.0%

1.	Excludes CERo warrants, which were converted into warrants to purchase approximately 325,000 shares of New CERo Common Stock.

2.	Excludes 750,000 options granted under CERo’s 2016 Equity Incentive Plan, which were converted into options to purchase 48,399 shares of Class A common stock.

3.	Excludes PBAX’s Public Warrants, Private Placement Warrants, and PIPE Warrants exercisable in the aggregate for 9,805,246 shares of common stock. Also excludes 1,203,500 shares of common stock underlying the conversion of 10,039 shares of Series A Preferred Stock and 626 shares of Series B Preferred Stock and the exercise and conversion of 2,500 Preferred Warrants.

The Business Combination is being accounted for using the asset acquisition method in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Under this method of accounting, we have determined that PBAX is the accounting acquirer as PBAX is (i) the entity issuing its own shares to consummate the Business Combination, (ii) the senior management team will primarily be comprised of PBAX’s existing management team, and (iii) PBAX’s assets are were significantly larger than CERo’s, based on the terms of the Business Combination Agreement. The merger is being accounted for as an asset acquisition as substantially all of the fair value is concentrated within in-process research and development (“IPR&D”), an intangible asset. CERo’s assets (except for cash) and liabilities will be measured and recognized as an allocation of the transaction price based on their relative fair values as of the transaction date with any value associated with IPR&D with no alternative future use being expensed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF December 31, 2023

Phoenix Biotech Acquisition Corp. and CERo Therapeutics, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
(In thousands)
As of December 31, 2023

	As of December 31, 2023
	Phoenix Biotech Acquisition Corp. (Historical)	CERo Therapeutics, Inc. (Historical)	Transaction Accounting Adjustments)		As of December 31, 2023 Pro Forma Combined
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash, restricted cash, and cash equivalents	$96,873	$1,601,255	$ 911,357	B	$8,960,705
			(984,914	)F
			(250,000	)H
			7,586,134	J
Prepaid expenses and other current assets	27,426	368,780	—		396,206
Series A Preferred warrant assets			2,000,000	K	2,000,000
Money market funds held in Trust Account	8,436,311	—	(7,524,954	)A	—
			(911,357	)B
Total current assets	8,560,610	1,970,035	826,266		11,356,911
Non-current assets:
Equipment, net	—	966,702	—		966,702
Operating lease right-of-use assets	—	2,189,565	—		2,189,565
Total non-current assets	—	3,156,267	—		3,156,267
TOTAL ASSETS	8, 560,610	5,126,302	826,266		14,513,178

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Accounts payable	3,535,084	1,671,745	(116,065	)F	5,090,764
Accrued liabilities	—	144,633	(27,636	)C	116,997
Common stock subscription deposit	—	1,875	—		1,875
Operating lease liability	—	769,092	—		769,092
Short-term notes payable, net	—	599,692	(599,692	)C	—
Income tax payable	23,633	—	—		23,633
Working capital loan – related party	1,555,000	—	(1,555,000	)G	—
Excise tax payable	56,389	—	—		56,389
Due to affiliate	3,315	—	—		3,315
Preferred stock warrant liability	—	320,117	—		320,117
Earn-out liability	—	—	10,780,000	F	10,780,000
Total current liabilities	5,173,421	3,507,154	8,481,607		17,162,182
Non-current liabilities:
Operating lease liability, net of current portion	—	1,575,499	—		1,575,499
Derivative liabilities in New CERo Series A Preferred Stock	—	—	2,096	C	2,096,709
	—	—	51,502	G
	—	—	2,043,111	J
Deferred underwriting fee	9,150,000	—	(5,570,000	)H	3,580,000
Total non-current liabilities	9,150,000	1,575,499	(3,473,291)		7,252,208
Total liabilities	14,323,421	5,082,653	5,008,316		24,414,390

Common stock subject to possible redemption	8,436,311	—	(8,436,311	)A	—

COMMITMENTS AND CONTINGENCIES
Convertible preferred stock:
Series Seed	—	4,077,560	(4,077,560	)E	—
Series A	—	38,023,784	(38,023,784	)E	—
New CERo Series A Preferred Stock	—	—	630,770	C	7,677,291
			1,503,498	G
			5,543,023	J
Total convertible preferred stock	—	42,101,344	(34,424,053)		7,677,291

Stockholders’ deficit:
Common stock	—	907	(907	)D	—
Class A Common Stock	547	—	82	B	1,530
			806	E
			61	F
			20	H
			12	K
Additional paid-in capital	—	1,031,219	(7,524,954	)A	42,321,785
			8,436,229	B
			(43,088,914	)D
			87,819,313	E
			(10,780,000	)F
			2,961,989	G
			980,000	I
			2,000,000	K
			486,903	L
Retained deficit	(14,199,669)	(43,089,821)	(5,538	)D	(59,901,818)
			43,089,821	D
			(45,718,778	)E
			(3,830,899	)G
			4,339,980	I
			(486,915	)L
Total stockholders’ deficit	(14,199,122)	(42,057,695)	38,678,314		(17,578,503)
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$8,560,610	$5,126,302	$826,266		$14,513,178

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

Phoenix Biotech Acquisition Corp. and CERo Therapeutics, Inc.
Unaudited Pro Forma Condensed Combined Detailed Adjusted Statement of Operations
For the Year Ended December 31, 2023

	For the Year Ended December 31, 2023				For the
	Phoenix Biotech Acquisition Corp. (Historical)	CERo Therapeutics, Inc. (Historical)	Transaction Accounting Adjustments		Year Ended December, 2023 Pro Forma Combined
Operating expenses:
Research and development	$—	$5,288,580	$—		$5,288,580
General and administrative	2,892,935	2,386,469	3,830,899	AA	9,597,218
			486,915	BB
Franchise tax	40,050	—	—		40,050
Total operating expenses	2,932,985	7,675,049	4,317,814		14,925,848
Loss from operations	(2,932,985)	(7,675,049)	(4,317,814)		(14,925,848)
Other income:
Interest and other income, net	491,571	385,472	(5,538	)DD	871,505
Gain on settlement of deferred underwriting fees	—	—	4,339,980	CC	4,339,980
Expense of acquired in-process research and development			(45,101,193	)EE	(45,101,193)
Total other income	491,571	385,472	(40,766,750)		(39,889,708)
Net loss before income taxes	(2,441,414)	(7,289,577)	(45,084,565)		(54,815,556)
Income tax expense	(94,819)	—	—		(94,819)
Net loss attributable to common shareholders	$(2,536,233)	$(7,289,577)	$(45,084,564)		$(54,910,374)
Net loss per share (Note 4)
Basic and diluted weighted average shares outstanding, Class A Common Stock	4,224,247	9,058,025			14,706,847
Basic and diluted net loss per share	$(0.39)	$(0.80)			$(3.73)
Basic and diluted weighted average shares outstanding, Class B Common Stock	2,304,421	N/A			N/A
Basic and diluted net loss per share	$(0.39)	N/A			N/A

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The Business Combination is being accounted for as an asset acquisition in accordance with U.S. GAAP. Under this method of accounting, PBAX will be treated as the “accounting acquirer” and CERo as the “accounting acquiree” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is being accounted for as an asset acquisition as substantially all of the fair value is concentrated in IPR&D, an intangible asset. CERo’s assets (except for cash) and liabilities will be measured and recognized as an allocation of the transaction price based on their relative fair values as of the transaction date with any value associated with IPR&D with no alternative future use being expensed. The fair value measurements utilize estimates based on key assumptions of the Business Combination, including historical and current market data.

The unaudited pro forma adjustments included herein are preliminary and will be adjusted as additional information becomes available and as additional analyses are performed. The final purchase price allocation will be determined subsequent to the Merger, and the final amounts of the assets acquired, and liabilities assumed may differ materially from the values recorded in the pro forma financial information.

The unaudited pro forma condensed combined balance sheet as of December 31, 2023, gives effect to the Business Combination and related transactions as if they had been completed on December 31, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023, gives effect to the Business Combination and related transactions as if they had been completed on January 1, 2023. These periods are presented on the basis that PBAX is the acquirer for accounting purposes.

The pro forma adjustments reflecting the consummation of the Business Combination and the related transaction are based on certain currently available information and certain assumptions and methodologies that PBAX management believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible that the differences may be material. PBAX management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and the related transactions based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of PBAX and CERo.

Note 2. Accounting Policies and Reclassifications

After consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3. Preliminary Purchase Price

The accompanying unaudited pro forma condensed combined financial statements reflect an estimated preliminary purchase price of approximately $45,718,778 comprised of equity consideration of approximately $39,567,500, and PBAX estimated transaction costs of $6,151,278.

The table below represents the total estimated preliminary purchase price:

Total shares transferred (CERo Shareholders on a fully- diluted basis exclusive of Preferred Shareholders)	584,505
Value per share(1)	$4.90
$2,864,074
Conversion Convertible Preferred Shares into Class A Common Shares
Series seed liquidation value	415,498
Series A liquidation amount	3,999,997
4,415,495
Value per share(1)	$4.90
$21,635,926
Reallocation Shares
Reallocation shares	875,000
Value per share(1)	$4.90
$4,287,500
Additional earnout and reallocation shares
Price and M&A earnout	1,200,000
IND filing earnout	1,000,000
2,200,000
Value per share(1)	$4.90
$10,780,000
Total Share Consideration	$39,567,500
Transaction costs	$6,151,278
Total purchase consideration	$45,718,778

(1)	Share consideration is calculated using a $4.90 reference price, which was the February 15, 2024 closing price of CERo Therapeutics Holdings, Inc. on the first full day of trading.

For purposes of this pro forma analysis, the above estimated purchase price has been allocated based on the relative fair value of the preliminary estimate of the fair value of assets and liabilities to be acquired:

Preliminary Purchase Price Allocation:
In-process research and development	45,101,193
Long-term assets	3,156,267
Net working capital (Excluding cash)	(2,538,682)
Net assets acquired	$45,718,778

The guidance in ASC 805 requires an initial screen test to determine if substantially all of the fair value of the gross assets acquired is concentrated in a single asset or group of similar assets. If that screen is met, the set is not a business. The initial screen test was met as PBAX determined that substantially all of the fair value was concentrated in the acquired IPR&D. The fair value of the IPR&D was determined to be approximately $61 million before the purchase price was allocated among the assets and liabilities acquired, as shown above.

IPR&D represents the R&D assets of CERo which were in-process, but not yet completed, and which PBAX has the opportunity to advance. Current accounting standards require that the fair value of IPR&D projects acquired in an asset acquisition with no alternative future use be allocated a portion of the consideration transferred and charged to expense at the acquisition date.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain currently available information and certain estimates, assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. PBAX has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. There were no pro forma adjustments required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information does not include an income tax adjustment. Upon closing of the Business Combination, it is likely that the combined company will record a valuation allowance against the total U.S. and state deferred tax assets as the recoverability of the tax assets is uncertain. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company filed consolidated income tax returns during the period presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of shares of New CERo Common Stock outstanding, assuming the Business Combination and related transactions occurred on the beginning of the earliest period presented.

Adjustments to Unaudited Pro Forma Condensed Consolidated Combined Balance Sheet:

The adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2023 are as follows:

A.	Reflects the redemption of 671,285 PBAX shares for $7,524,954, reflecting a redemption price of $11.11 per share.

B.	Reflects the reclassification of PBAX’s remaining 82,047 shares from redeemable to permanent equity and reclassification of the remaining $911,357 from the restricted cash held in trust to cash.

C.	Reflects the automatic conversion of $605,230 of principal and $27,636 of accrued interest into 631 New CERo Series A Preferred Shares based on the final terms of the Bridge Financing. This adjustment includes a $5,538 adjustment to retained earnings to reflect the amortization of the remaining debt discount and $2,096 of derivative liabilities associated with the Preferred A conversion features.

D.	Reflects the elimination of CERo’s outstanding equity, exclusive of its preferred shares which is adjusted in (E), comprised of 9,068,899 shares of common stock, par value of $0.0001, accumulated deficit of $43,089,821, and a $43,088,914 decrease in additional paid-in capital.

E.	Reflects the Merger Consideration (as defined in the Business Combination Agreement), including the estimated fair value of shares of PBAX Class A Common Stock to existing CERo common stock shareholders, estimated fair value of 4,415,494 shares of PBAX Class A Common stock to existing convertible preferred shareholders (Note 3), estimated fair value of 875,000 shares of PBAX Class A Common stock to existing shareholders for reallocation shares, estimated fair value of 2,200,000 shares of PBAX Class A Common stock to existing shareholders for earnout and reallocation shares, and estimated transaction costs. Also reflects the elimination of CERo’s Series Seed and Series A Preferred shares at $4,077,560 and $38,023,784, respectively, an increase in additional paid-in capital of $87,819,313, as well as the adjustment to accumulated deficit for the acquired IPR&D as follows:

December 31, 2023
Expensed IPR&D acquired (DD)	45,101,193
Long-term assets	3,156,267
Net working capital (exclusive of cash and cash equivalents)	(2,538,682)
Total adjustments to accumulated deficit	$45,718,778

F.	Reclassification of the estimated fair value of the 2,200,000 earn-out shares from equity to short term liability as the shares are restricted until the trigger events occur. The Company estimates that the trigger events are likely to occur within the year 2024.

G.	Represents CERo’s estimated transaction costs of $7.6 million, inclusive of advisory, banking, legal and other professional fees that are expensed as a part of the Business Combination, $3.8 million of which has already been reflected within the historical financial statements of CERo and $1.5 million of which has already been paid. PBAX recorded an additional $3.8 million additional fees related to the transaction. PBAX negotiated fee modification agreements with vendors resulting in a gain on settlement of expenses of $1.3 million and payment in equity with a fair value of $3.0 million. PBAX paid $1.2 million in cash and has deferred the remaining amounts owed.

H.

Repayment of PBAX working capital loan — related party. The working capital loan was converted into shares of Series A Preferred Stock at a price of $10.00 per share, resulting in an additional issuance of 1,555 New CERo Common Stock.

I.	Represents the settlement of PBAX’s deferred underwriting fees related to its initial public offering, resulting in a reduction of $5,570,000 of deferred underwriting fees owed in exchange for a $250,000 cash payment, issuance of 200,000 shares of New CERo Common Stock and further deferral of $2.5 million. This resulted in a gain on the settlement of deferred underwriting fees and associated reduction in retained deficit of $4.3 million.

J.	In February 2024, New CERo consummated a private placement of 10,039 shares of New CERo Series A Preferred Stock, par value $0.0001 per share (the “New CERo Series A Preferred Stock”), warrants to purchase 612,746 shares of common stock (the “Common Warrants”) and warrants to purchase 2,500 shares of Series A Preferred Stock (the “Preferred Warrants” and, together with the Common Warrants, the “PIPE Warrants”), pursuant to the Amended and Restated Securities Purchase Agreement, dated February 14, 2024, by and among the Company, PBAX and certain accredited investors (the “Initial Investors”) for aggregate cash proceeds to New CERo of approximately $10.0 million. A portion of such Series A Preferred Stock was issued as consideration for the cancellation of outstanding indebtedness or securities of the Company, including a promissory note of PBAX and the Company’s convertible notes. . Certain conversion features with an estimated fair value of $315,799 and warrants to purchase 612,746 common shares for $9.20 per share granted to certain investors with a preliminary estimated fair value of $1,727,312 are presented as derivative liabilities. Net cash proceeds was $7.6 million for purchased shares and warrants, which resulted in $2.1 million being recorded as a warrant liability and $5.5 million recorded as Series A Preferred stock.

K.	As part of the PIPE Financing, New CERo sold 2,500 Preferred Warrants to certain investors for an aggregate of $2.0 million. Once the underlying shares of common stock are registered, such investors must exercise such Preferred Warrants upon written notice of New CERo.

L.	As consideration for the establishment of an Equity Line of Credit to sell up to the lesser of 2,977,070 shares of newly issued shares of Common Stock and (ii) the Exchange Cap of 19.99% ownership of the outstanding common stock of the Company, unless shareholders approve a higher quantity, New CERo issued 119,050 common shares with a value of $486,915 on February 15, 2024, the first full day of trading of the combined entity. Another $250,000 of shares of Common Stock will be issued at 90 and 180 days after the effectiveness of a registration statement filed by New CERo to register such shares.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023, are as follows:

AA.	Reflects CERo’s and PBAX’s additional $3.8 million of transaction costs incurred after December 31, 2023.

BB.	Reflects the recognition of expense associated with the fair value of the 119,050 shares of common stock paid in association with the arrangement of the $25 million ELOC.

CC.	Reflects the $4.3 million gain on settlement of transaction expenses and deferred underwriting fees.

DD.	Reflects the amortization of the remaining debt discount related to the CERo bridge notes.

EE.	Reflects the expensing of the $45.1 million of acquired CERo in-process research and development

Note 5. Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and the related transactions, assuming the shares were outstanding since January 1, 2023. As the Business Combination and the related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and related have been outstanding for the entirety of the period presented.

The following has been prepared to present the net loss per share at the time of the Business Combination for the year ended December 31, 2023:

Pro forma net loss	$(54,910,374)
Weighted average shares outstanding – basic and diluted	14,706,847
Net loss per share – basic and diluted	$(3.73)
Excluded securities
SPAC Private Placement Warrants	442,500
SPAC Public Warrants	8,750,000
Investor warrants	612,746
CERo Warrants	324,999
CERo Options	48,339